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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of Millar Western Forest Products Ltd. of our report dated February 20, 2004 relating to the financial statements of Millar Western Forest Products Ltd. as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Edmonton, Canada
May 13, 2004